Exhibit 4.3

Execution Copy

AMERICAN EXPRESS CREDIT ACCOUNT MASTER TRUST

AMENDED AND RESTATED

RECEIVABLES PURCHASE AGREEMENT

between

AMERICAN EXPRESS NATIONAL BANK

and

AMERICAN EXPRESS RECEIVABLES FINANCING CORPORATION III LLC

Dated as of April 1, 2018

TABLE OF CONTENTS

		Page

ARTICLE I DEFINITIONS

Section 1.01.	Definitions	2

Section 1.02.	Other Definitional Provisions	11

ARTICLE II PURCHASE AND CONVEYANCE OF RECEIVABLES

Section 2.01.	Purchase	12

Section 2.02.	Addition of Accounts	14

Section 2.03.	Removal and Deletion of Accounts	16

ARTICLE III CONSIDERATION AND PAYMENT

Section 3.01.	Purchase Price	17

Section 3.02.	Adjustments to Purchase Price	17

Section 3.03.	Use of Name, Logo and Marks	17

ARTICLE IV REPRESENTATIONS AND WARRANTIES

Section 4.01.	Representations and Warranties of the Seller Relating to the Seller	19

Section 4.02.	Representations and Warranties of the Seller Relating to the Agreement and the Receivables	20

Section 4.03.	Representations and Warranties of the Purchaser	21

ARTICLE V COVENANTS

Section 5.01.	Covenants of the Seller	23

ARTICLE VI REPURCHASE OBLIGATION

Section 6.01.	Reassignment of Ineligible Receivables	27

Section 6.02.	Reassignment of Other Receivables	27

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TABLE OF CONTENTS

continued

ii

AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT, dated as of April 1, 2018, by and between AMERICAN EXPRESS NATIONAL BANK, a national banking association (together with its permitted successors and assigns, “AENB”), as seller, and AMERICAN EXPRESS RECEIVABLES FINANCING CORPORATION III LLC, a Delaware limited liability company (together with its permitted successors and assigns, “RFC III”), as purchaser.

W I T N E S S E T H:

WHEREAS, American Express Centurion Bank, a Utah state-chartered industrial bank (“Centurion”), and RFC III previously entered into a Receivables Purchase Agreement, dated as of April 16, 2004, as amended and restated as of July 20, 2016 (the “Centurion – RFC III Agreement”);

WHEREAS, pursuant to the Centurion – RFC III Agreement, RFC III has purchased, from time to time, certain Receivables (hereinafter defined) existing or arising in designated credit or charge accounts or lines of credit of Centurion;

WHEREAS, American Express Bank, FSB, a federal savings bank (“FSB”), and American Express Receivables Financing Corporation IV LLC, a Delaware limited liability company (“RFC IV”), previously entered into a Receivables Purchase Agreement, dated as of April 16, 2004, as amended and restated as of July 20, 2016 (the “FSB – RFC IV Agreement” and, together with the Centurion – RFC III Agreement, the “Original Agreements”);

WHEREAS, pursuant to the FSB – RFC IV Agreement, RFC IV has purchased, from time to time, certain Receivables (hereinafter defined) existing or arising in designated credit or charge accounts or lines of credit of FSB;

WHEREAS, as of April 1, 2018 (the “Bank/RFC Merger Date”), (i) Centurion has converted into AENB pursuant to the National Bank Act and regulations of the Office of the Comptroller of the Currency, (ii) FSB has merged with and into AENB pursuant to the Agreement and Plan of Merger, dated February 23, 2018, between AENB and FSB, and (iii) RFC IV has merged with and into RFC III pursuant to the Agreement of Merger, dated as of March 29, 2018, between RFC III and RFC IV, and the certificate of merger related thereto filed with the office of the Secretary of State of the State of Delaware and effective as of April 1, 2018;

WHEREAS, AENB, as successor by conversion to Centurion, desires to expressly assume the performance of every covenant and obligation of Centurion under the Centurion – RFC III Agreement;

WHEREAS, AENB, as successor by merger to FSB, desires to expressly assume the performance of every covenant and obligation of FSB under the FSB – RFC IV Agreement;

WHEREAS, RFC III, as successor by merger to RFC IV, desires to expressly assume the performance of every covenant and obligation of RFC IV under the FSB – RFC IV Agreement;

WHEREAS, RFC III desires to purchase, from time to time, certain Receivables (hereinafter defined) existing or arising in designated credit or charge accounts or lines of credit of AENB;

WHEREAS, AENB desires to sell and assign, from time to time, certain Receivables (hereinafter defined) to RFC III upon the terms and conditions hereinafter set forth;

WHEREAS, it is contemplated that the Receivables purchased hereunder will be transferred by RFC III to the Trustee under the terms of the Pooling and Servicing Agreement and that the Trust created under the Pooling and Servicing Agreement will issue beneficial interests in the Trust (each capitalized term as hereinafter defined);

WHEREAS, AENB agrees that all representations, warranties, covenants and agreements made by AENB herein with respect to the Accounts and the Receivables shall also be for the benefit of the Trust, the Trustee and the Certificateholders (each capitalized term as hereinafter defined); and

WHEREAS, pursuant to this Agreement, AENB and RFC III desire to amend and restate (i) the Centurion – RFC III Agreement and (ii) the FSB – RFC IV Agreement.

NOW, THEREFORE, it is hereby agreed by and between AENB and RFC III as follows:

ARTICLE I

DEFINITIONS

Section 1.01. Definitions. All capitalized terms used herein or in any certificate, or document made or delivered pursuant hereto, and not defined herein or therein, shall have the following meanings:

“Account” shall mean (a) each Initial Account, (b) each Additional Account (but only from and after the Addition Date with respect thereto), (c) each Related Account, and (d) each Transferred Account. The term “Account” shall not include Deleted Accounts and any Account all of the Receivables in which are reassigned to the Seller pursuant to Section 6.01 or Section 6.02.

“Account Agreement” shall mean, with respect to an Account, the agreement between the Seller and the Obligor governing the terms and conditions of such Account, as such agreement may be amended, modified or otherwise changed from time to time.

“Account Schedule” shall mean a computer file or microfiche list containing a true and complete list of Accounts, identified by account number, and setting forth, with respect to each Account other than the Initial Accounts, the aggregate amount outstanding in such Account (a) on the Distribution Date immediately succeeding the related Monthly Period (for any Account Schedule relating to New Accounts) and (b) on the Addition Cut-Off Date (for any Account Schedule relating to Aggregate Addition Accounts).

“Addition Cut-Off Date” shall mean (a) with respect to New Accounts, the later of the dates on which such New Accounts are originated or designated, and (b) with respect to Aggregate Addition Accounts, the date specified as such in the notice delivered with respect thereto.

“Addition Date” shall mean (a) with respect to New Accounts, the first Distribution Date following the calendar month in which falls the later of the dates on which such New Accounts are originated or designated, and (b) with respect to Aggregate Addition Accounts, the date from and after which such Aggregate Addition Accounts are included as Accounts pursuant to Subsection 2.02(a)(i).

“Addition Selection Date” shall mean, for each Aggregate Addition Account, the date specified as such in the notice delivered with respect thereto pursuant to Subsection 2.02(a).

“Additional Account” shall mean each New Account and each Aggregate Addition Account.

“AENB” shall have the meaning specified in the initial paragraph of this Agreement.

“Affiliate” shall mean, with respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, “control” shall mean the power to direct the management and policies of a Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” shall have meanings correlative to the foregoing.

“Aggregate Addition Account” means each credit or charge account or line of credit (if, with respect to the line of credit, the full receivable balance is not due upon receipt of a monthly billing statement (excluding the billing statement with respect to the final payment of such balance) and the line of credit contains an indicator as described in Subsection 2.01(c)), established pursuant to an Account Agreement between the Seller and any Person, which account or line of credit is designated pursuant to Subsection 2.02(a) to be included as an Account and is identified on an Account Schedule delivered pursuant to Sections 2.01 and 2.02.

“Agreement” shall mean this Amended and Restated Receivables Purchase Agreement, as the same may be amended and supplemented from time to time.

“ARR Representations and Warranties” shall have the meaning specified in the Pooling and Servicing Agreement.

“Asset Representations Review” shall have the meaning specified in the Pooling and Servicing Agreement.

“Asset Representations Review Agreement” shall have the meaning specified in the Pooling and Servicing Agreement.

“Asset Representations Reviewer” shall have the meaning specified in the Pooling and Servicing Agreement.

“Average Rate” shall have the meaning specified in the Pooling and Servicing Agreement.

“Bank/RFC Merger Date” shall have the meaning specified in the recitals hereto.

“Business Day” shall mean any day other than (a) a Saturday or Sunday or (b) any other day on which national banking associations or state banking institutions in New York, New York, or any other State in which the principal executive offices of the Seller are located, are authorized or obligated by law, executive order or governmental decree to be closed.

“Cash Advance Fees” shall mean cash advance transaction fees and cash advance late fees, if any, as specified in any Account Agreement applicable to an Account.

“Centurion” shall have the meaning specified in the recitals hereto.

“Centurion – RFC III Agreement” shall have the meaning specified in the recitals hereto.

“Certificateholder” shall have the meaning specified in the Pooling and Servicing Agreement.

“Closing Date” shall mean the close of business on April 16, 2004.

“Collection Account” shall have the meaning specified in the Pooling and Servicing Agreement.

“Collections” shall mean all payments (including Recoveries and Insurance Proceeds) received in respect of the Receivables, in the form of cash, checks, wire transfers, electronic transfers, ATM transfers or any other form of payment.

“Conveyance” shall have the meaning specified in Subsection 2.01(a).

“Covered Representations” shall have the meaning specified in the Asset Representations Review Agreement.

“Credit Guidelines” shall mean the policies and procedures of the Seller, as such policies and procedures may be amended from time to time, (a) relating to the operation of its credit or charge business, as the case may be, which generally are applicable to its portfolio of similar accounts, including the policies and procedures for determining the creditworthiness of customers and the extension of credit or charge privileges to customers, and (b) relating to the maintenance of accounts and collection of related receivables.

“Date of Processing” shall mean, with respect to any transaction or receipt of Collections, the Business Day after such transaction is first output, in written form under the

Servicer’s customary and usual practices, from the Servicer’s computer file of Accounts and accounts comparable to the Accounts (without regard to the effective date of recordation).

“Debtor Relief Laws” shall mean (a) the United States Bankruptcy Code and (b) all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, suspension of payments, readjustment of debt, marshalling of assets, assignment for the benefit of creditors and similar debtor relief laws from time to time in effect in any jurisdiction affecting the rights of creditors generally or the rights of creditors of banks.

“Defaulted Receivable” shall mean a Principal Receivable which is charged off as uncollectible in accordance with the Credit Guidelines and the Servicer’s customary and usual servicing procedures for servicing accounts comparable to the Accounts. A Principal Receivable shall become a Defaulted Receivable on the Date of Processing on which such Principal Receivable is recorded as charged-off on the Servicer’s computer file of Accounts.

“Deleted Account” shall mean any Removed Account as to which there are no Receivables arising therein owned by the Purchaser.

“Determination Date” shall have the meaning specified in the Pooling and Servicing Agreement.

“Distribution Date” shall have the meaning specified in the Pooling and Servicing Agreement.

“Eligible Account” shall mean a credit or charge account or line of credit (if, with respect to the line of credit, the full receivable balance is not due upon receipt of a monthly billing statement (excluding the billing statement with respect to the final payment of such balance) and the line of credit contains an indicator as described in Subsection 2.01(c)), owned by the Seller which (i) in the case of the Initial Accounts, as of the selection date related to its date of designation as an “Account” under the Original Pooling Agreement or (ii) in the case of the Additional Accounts, as of the applicable Addition Selection Date, in each case, meets the following requirements:

(a)        is a credit or charge account or line of credit (if, with respect to the line of credit, the full receivable balance is not due upon receipt of a monthly billing statement (excluding the billing statement with respect to the final payment of such balance) and the line of credit contains an indicator that it has been sold as described in Subsection 2.01(c)) in existence and maintained by the Seller;

(b)        is payable in United States dollars;

(c)        has an Obligor who is not confirmed by the Seller in its computer files as being involved in a voluntary or involuntary bankruptcy proceeding;

(d)        has an Obligor who has provided, as his or her most recent billing address, an address located in the United States or its territories or possessions or Canada or a United States military address; provided, however, that, with the consent of the Purchaser, as of any date of determination, up to 3% of the Accounts (calculated by number of Accounts) may have Obligors who have provided, as their billing addresses, addresses located outside of such jurisdictions;

(e)        if such account is a credit card or charge card account, has not been identified as an account with respect to which a related card has been lost or stolen;

(f)        has not been sold or pledged to any other party;

(g)        does not have any receivables that have been sold or pledged by the Seller to any other party (except pursuant to the Original Pooling Agreement or the Original Agreements); and

(h)        does not have any receivables that are Defaulted Receivables or that have been identified by the Seller as having been incurred as a result of the fraudulent use of a related credit or charge card.

Notwithstanding the above requirements, Eligible Accounts may include accounts (I) the receivables of which have been written off or (II) with respect to which the Seller has confirmed the related Obligor is bankrupt, in each case as of the selection dates related to their date of designation as an “Account” under the Original Pooling Agreement with respect to Initial Accounts and as of the related Addition Selection Date with respect to Additional Accounts; provided, however, that (1) the balance of all receivables included in such accounts is reflected on the books and records of the Seller (and is treated for purposes of this Agreement) as “zero,” (b) borrowing and charging privileges with respect to all such accounts have been canceled in accordance with the Credit Guidelines applicable thereto and will not be reinstated, and (c) any recoveries, insurance proceeds or other amounts realized on such accounts are retained by the Seller.

“Eligible Receivable” shall mean each Receivable:

(a)        which has arisen in an Eligible Account;

(b)        which was created in compliance in all material respects with all Requirements of Law applicable to the Seller and pursuant to an Account Agreement that complies in all material respects with all Requirements of Law applicable to the Seller, in either case, the failure to comply with which would have a material adverse effect on the Purchaser;

(c)        with respect to which all material consents, licenses, approvals or authorizations of, or registrations or declarations with, any Governmental Authority required to be obtained, effected or given in connection with the creation of such Receivable or the execution, delivery and performance by the Seller of the Account Agreement pursuant to which such Receivable was created, have been duly obtained, effected or given and are in full force and effect;

(d)        as to which, at the time of the sale of such Receivable to the Purchaser, the Seller has good and marketable title thereto, free and clear of all Liens (other than any Lien for municipal or other local taxes of the Seller if such taxes are not then due and payable or if the

Seller is then contesting the validity thereof in good faith by appropriate proceedings and has set aside on its books adequate reserves with respect thereto);

(e)        which has been the subject of a valid sale and assignment from the Seller to the Purchaser of all the Seller’s right, title and interest therein (including any proceeds thereof);

(f)        which is the legal, valid and binding payment obligation of the Obligor thereon, enforceable against such Obligor in accordance with its terms, except as such enforceability may be limited by applicable Debtor Relief Laws and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity);

(g)        which, at the time of the sale of such Receivable to the Purchaser, has not been waived or modified except as permitted in accordance with the Credit Guidelines and which waiver or modification is reflected in the Seller’s computer file of accounts;

(h)        which, at the time of the sale of such Receivable to the Purchaser, is not subject to any right of rescission, setoff, counterclaim or any other defense (including defenses arising out of violations of usury laws) of the Obligor, other than defenses arising out of applicable Debtor Relief Laws;

(i)        as to which, at the time of the sale of such Receivable to the Purchaser, the Seller has satisfied all its obligations required to be satisfied by such time;

(j)        as to which, at the time of the sale of such Receivable to the Purchaser, the Seller has not taken any action which would impair, or omitted to take any action the omission of which would impair, the rights of the Purchaser therein; and

(k)        which constitutes either an “account” or a “general intangible” under and as defined in Article 9 of the UCC as then in effect in any state where the filing of a financing statement is then required to perfect the Purchaser’s interest in such Receivable and the proceeds thereof.

“Finance Charge Receivables” shall mean Receivables created in respect of Periodic Rate Finance Charges, Cash Advance Fees, annual membership fees and annual service charges, Late Fees, Overlimit Fees, and all other incidental and miscellaneous fees and charges.

“FSB” shall have the meaning specified in the recitals hereto.

“FSB – RFC IV Agreement” shall have the meaning specified in the recitals hereto.

“Governmental Authority” shall mean the United States of America, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“Group” shall have the meaning specified in the Pooling and Servicing Agreement.

“Initial Account” shall mean each credit or charge account or line of credit (if, with respect to the line of credit, the full receivable balance is not due upon receipt of a monthly billing statement (excluding the billing statement with respect to the final payment of such balance) and the line of credit contains an indicator as described in Subsection 2.01(c)) established pursuant to an Account Agreement between the Seller and any Person, which account or line of credit is identified in the Account Schedule delivered to the Purchaser by the Seller on the Closing Date.

“Initial Cut-Off Date” shall mean the close of business on April 16, 2004.

“Insolvency Event” shall have the meaning specified in Section 8.02.

“Insurance Proceeds” shall mean any amounts received pursuant to the payment of benefits under any credit life insurance policies, credit disability insurance policies or unemployment insurance policies covering any Obligor with respect to Receivables under such Obligor’s Account.

“Issuer Rate Fees” shall mean all issuer rate fees payable to the Seller in connection with cardholder charges for goods or services with respect to the Receivables, the amount of which shall be calculated as provided in Subsection 5.01(f).

“Late Fees” shall have the meaning specified in the Account Agreement applicable to each Account for late fees or similar terms.

“Lien” shall mean any security interest, mortgage, deed of trust, pledge, hypothecation, assignment, deposit arrangement, equity interest, encumbrance, lien (statutory or other), preference, participation interest, priority or other security agreement or preferential arrangement of any kind or nature whatsoever, including any conditional sale or other title retention agreement, or any financing lease having substantially the same economic effect as any of the foregoing; provided, however, that the lien created in favor of the Trustee under the Original Pooling Agreement shall not be deemed to constitute a Lien.

“Monthly Period” shall mean, with respect to each Distribution Date, the calendar month immediately preceding such Distribution Date.

“New Account” shall mean each credit or charge account or line of credit (if, with respect to the line of credit, the full receivable balance is not due upon receipt of a monthly billing statement (excluding the billing statement with respect to the final payment of such balance) and the line of credit contains an indicator as described in Subsection 2.01(c)) established pursuant to an Account Agreement between the Seller and any Person, which account or line of credit is designated pursuant to Subsection 2.02(b) to be included as an Account and is identified on an Account Schedule delivered pursuant to Sections 2.01 and 2.02.

“Obligor” shall mean, with respect to any Account, the Person or Persons obligated to make payments with respect to such Account, including any guarantor thereof but excluding any merchant.

“Officer’s Certificate” shall mean a certificate delivered to the Purchaser signed by any Vice President or more senior officer of the Seller.

“Original Agreement” shall have the meaning specified in the recitals hereto.

“Original Pooling Agreement” shall have the meaning specified in the Pooling and Servicing Agreement.

“Overlimit Fees” shall have the meaning specified in the Account Agreement applicable to each Account for overlimit fees or similar terms if such fees are provided for with respect to such Account.

“Pay-Out Event” shall have the meaning specified in the Pooling and Servicing Agreement.

“Periodic Rate Finance Charges” shall have the meaning specified in the Account Agreement applicable to each Account for finance charges (due to periodic rate) or any similar term.

“Person” shall mean any person or entity, including any individual, corporation, limited liability company, partnership, limited liability partnership, limited partnership, joint venture, association, joint-stock company, trust, unincorporated organization, Governmental Authority, or other entity of any nature.

“Pooling and Servicing Agreement” shall mean the Fourth Amended and Restated Pooling and Servicing Agreement, dated as of April 1, 2018, among RFC III, as Transferor, American Express Travel Related Services Company, Inc., as Servicer, and The Bank of New York Mellon, as Trustee, as amended and supplemented from time to time.

“Portfolio Yield” shall have the meaning specified in the Pooling and Servicing Agreement.

“Principal Receivables” shall mean all Receivables other than Finance Charge Receivables. In calculating the aggregate amount of Principal Receivables on any day, the amount of Principal Receivables shall be reduced by the aggregate amount of credit balances in the Accounts on such day.

“Proceeding” shall mean any suit in equity, action at law or other judicial or administrative proceeding.

“Purchase Price” shall have the meaning specified in Subsection 3.01(a).

“Purchase Price Adjustment” shall have the meaning specified in Section 3.02.

“Purchase Price Payment Date” shall have the meaning specified in Subsection 3.01(a).

“Purchased Assets” shall have the meaning specified in Subsection 2.01(a).

“Purchaser” shall mean (a) prior to the Bank/RFC Merger Date, (i) with respect to the Centurion – RFC III Agreement, RFC III, or (ii) with respect to the FSB – RFC IV Agreement, RFC IV, as applicable, and (b) on and after the Bank/RFC Merger Date, RFC III.

“Rating Agency” shall mean the nationally-recognized statistical rating agency or agencies, if any, selected by the Transferors to rate any securities issued by the Trust.

“Receivables” shall mean all amounts shown on the Seller’s records as amounts payable by Obligors on any Account from time to time, including amounts payable for Principal Receivables and Finance Charge Receivables.

“Recoveries” shall mean all amounts received with respect to Receivables which have previously been charged-off.

“Reinvestment Event” shall have the meaning specified in the Pooling and Servicing Agreement.

“Related Account” shall mean an Account with respect to which a new account number has been issued by the Seller (a)(i) resulting from a lost or stolen credit or charge card relating to such Account (if such Account is a credit or charge card account) or (ii) under circumstances not requiring the standard application and credit evaluation procedures under the Credit Guidelines applicable to such Account, and (b) that can be traced or identified by reference to or by way of the Account Schedule and the computer or other records of the Seller.

“Removed Account” shall mean any Account as to which the Seller has received notice from the Servicer that such Account is a “Removed Account” as defined in the Pooling and Servicing Agreement.

“Requesting Party” shall have the meaning specified in the Pooling and Servicing Agreement.

“Requirements of Law” shall mean any law, treaty, rule or regulation, or determination of an arbitrator or Governmental Authority, whether federal, state or local (including, without limitation, usury laws, the Federal Truth in Lending Act and Regulation B and Regulation Z of the Board of Governors of the Federal Reserve System), and, when used with respect to any Person, the certificate of incorporation and by-laws or other organizational or governing documents of such Person.

“RFC III” shall have the meaning specified in the initial paragraph of this Agreement.

“RFC IV” shall have the meaning specified in the recitals hereto.

“Seller” shall mean (a) prior to the Bank/RFC Merger Date, (i) with respect to the Centurion – RFC III Agreement, Centurion, or (ii) with respect to the FSB – RFC IV Agreement, FSB, as applicable, and (b) on and after the Bank/RFC Merger Date, AENB.

“Servicer” shall mean the entity acting as Servicer under the Pooling and Servicing Agreement.

“Stop Date” shall have the meaning specified in Subsection 2.03(a).

“Supplemental Conveyance” shall have the meaning specified in Subsection 2.02(b)(v).

“Transfer Date” shall have the meaning specified in the Pooling and Servicing Agreement.

“Transfer Restriction Event” shall mean that the Seller is unable for any reason to transfer Receivables to the Purchaser in accordance with the provisions of this Agreement, including by reason of the application of the provisions in Section 8.02 or any order of any Governmental Authority.

“Transferors” shall mean the entities acting as Transferors under the Pooling and Servicing Agreement.

“Transferred Account” shall mean each credit or charge account or line of credit (if, with respect to the line of credit, the full receivable balance is not due upon receipt of a monthly billing statement (excluding the billing statement with respect to the final payment of such balance) and the line of credit contains an indicator as described in Subsection 2.01(c)) into which an Account shall be transferred provided that (a) such transfer was made in accordance with the Credit Guidelines and (b) such account or line of credit can be traced or identified by reference to or by way of the Account Schedule and the computer or other records of the Seller.

“Trust” shall mean the American Express Credit Account Master Trust, heretofore created and continued by the Pooling and Servicing Agreement.

“Trustee” shall mean the Trustee under the Pooling and Servicing Agreement.

“UCC” shall mean the Uniform Commercial Code as in effect in the applicable jurisdiction.

Section 1.02.    Other Definitional Provisions.

The words “hereof,” “herein,” “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; and Section, Subsection, Schedule and Exhibit references contained in this Agreement are references to Sections, Subsections, Schedules and Exhibits in or to this Agreement unless otherwise specified.

[END OF ARTICLE I]

ARTICLE II

PURCHASE AND CONVEYANCE OF RECEIVABLES

Section 2.01.    Purchase.

(a)        In consideration of the payment of the Purchase Price as provided herein, the Seller does hereby sell, transfer, assign, set over and otherwise convey to the Purchaser (collectively, the “Conveyance”), without recourse except as provided herein, all of its right, title and interest, whether now owned or hereafter acquired, in, to and under the Receivables existing at the close of business on the Initial Cut-Off Date, in the case of Receivables arising in the Initial Accounts (including Related Accounts and Transferred Accounts with respect to such Initial Accounts), and at the close of business on the related Addition Cut-Off Date, in the case of Receivables arising in the Additional Accounts (including Related Accounts and Transferred Accounts with respect to such Additional Accounts), and in each case thereafter created from time to time in such Accounts, all Insurance Proceeds, Issuer Rate Fees and Recoveries allocable to such Receivables, all monies due or to become due and all amounts received or receivable with respect thereto, all Collections with respect thereto, and all proceeds (including “proceeds” as defined in the UCC) thereof (collectively, the “Purchased Assets”). The Receivables existing in the Initial Accounts at the close of business on the Initial Cut-Off Date and thereafter arising in the Initial Accounts on or prior to the Closing Date, and the related Purchased Assets, shall be sold by the Seller and purchased by the Purchaser on the Closing Date. Receivables arising after the Closing Date in the Initial Accounts and the related Purchased Assets shall be sold by the Seller and purchased by the Purchaser on the date such Receivables arise. The Receivables existing in Additional Accounts at the close of business on the related Addition Cut-Off Date and thereafter arising in such Additional Accounts on or prior to the related Addition Date, and the related Purchased Assets, shall be sold by the Seller and purchased by the Purchaser on the related Addition Date. Receivables arising after such Addition Date in such Additional Accounts and the related Purchased Assets shall be sold by the Seller and purchased by the Purchaser on the date such Receivables arise.

(b)        The Seller shall (i) record and file, at its own expense, any financing statements (and amendments with respect to such financing statements when applicable) with respect to the Purchased Assets meeting the requirements of applicable state law in such manner and in such jurisdictions as are necessary to perfect, and maintain perfection of, the Conveyance of such Purchased Assets from the Seller to the Purchaser, (ii) cause such financing statements and amendments to name the Seller, as seller, and the Purchaser, as purchaser, of the Purchased Assets and (iii) deliver a file-stamped copy of such financing statements or amendments or other evidence of such filings to the Purchaser as soon as is practicable after filing.

(c)        The Seller shall, at its own expense, (i) on or prior to (x) the Closing Date, in the case of Initial Accounts, and (y) the applicable Addition Date, in the case of Additional Accounts, indicate in its books and records (including its computer files) that Receivables created in connection with such Accounts and the related Purchased Assets have been sold to the Purchaser in accordance with this Agreement and have been conveyed by the Purchaser to the Trustee pursuant to the Pooling and Servicing Agreement, and (ii) on or prior to (x) the Closing Date, in the case of Initial Accounts, and (y) the applicable Addition Date, in the case of

Additional Accounts, deliver to the Purchaser an Account Schedule (provided, however, that such Account Schedule shall be provided in respect of New Accounts on the Distribution Date immediately succeeding the related Monthly Period during which their respective Addition Dates occur) containing a true and complete list of all such Accounts. The Seller shall not alter the indication referenced in clause (i) of this paragraph with respect to any Account during the term of this Agreement unless and until such Account is no longer an Account or the Seller has taken such action as is necessary or advisable to cause the interest of the Purchaser in the Purchased Assets to continue to be perfected and of first priority. The Account Schedules, as supplemented and amended, collectively shall be marked as Schedule 1 to this Agreement, shall be incorporated into and made a part of this Agreement and shall be updated by the Seller on each Addition Date (or with respect to New Accounts, on the Distribution Date immediately succeeding the related Monthly Period during which their respective Addition Dates occur), but not later than on a semi-annual basis to include any new Related Accounts and Transferred Accounts.

(d)        The parties hereto intend that the conveyance of the Seller’s right, title and interest in and to the Purchased Assets shall constitute an absolute sale, conveying good title free and clear of any liens, claims, encumbrances or rights of others, from the Seller to the Purchaser. It is the intention of the parties hereto that the arrangements with respect to the Purchased Assets shall constitute a purchase and sale of such Purchased Assets and not a loan, including for accounting purposes. In the event, however, that it were to be determined that the transactions evidenced hereby constitute a loan and not a purchase and sale, it is the intention of the parties hereto that this Agreement shall constitute a security agreement under applicable law, and that the Seller shall be deemed to have granted, and the Seller does hereby grant, to the Purchaser a first priority perfected security interest in all of the Seller’s right, title and interest, whether now owned or hereafter acquired, in, to and under the Purchased Assets to secure the obligations of the Seller hereunder.

(e)        To the extent that the Seller retains any interest in the Purchased Assets, the Seller hereby grants to the Trustee a security interest in all of the Seller’s right, title and interest, whether now owned or hereafter acquired, in, to and under the Purchased Assets, to secure the performance of all of the obligations of the Seller hereunder and under the Pooling and Servicing Agreement. With respect to such security interest and such collateral, the Trustee shall have all of the rights that it has under the Pooling and Servicing Agreement. The Trustee shall also have all of the rights of a secured creditor under the UCC.

(f)        The Seller hereby acknowledges and agrees to perform its obligations under Section 2.01 of the Pooling and Servicing Agreement.

(g)        Each Account will continue to be owned by the Seller and is not a Purchased Asset.

(h)        By executing this Agreement, each of the Seller and the Purchaser acknowledges and agrees that:

(i)        on and after the date of this Agreement, all references to the Centurion – RFC III Agreement or the FSB – RFC IV Agreement in any other instruments or documents shall be deemed to constitute references to this Agreement;

(ii)        all outstanding representations, warranties and covenants made by RFC III under the Centurion – RFC III Agreement and any of RFC III’s existing obligations under the Centurion – RFC III Agreement shall remain outstanding and in full force and effect as representations, warranties, covenants and obligations of RFC III under this Agreement, as amended and restated;

(iii)        RFC III, as successor by merger to RFC IV, expressly assumes all outstanding representations, warranties and covenants made by RFC IV under the FSB – RFC IV Agreement, and the performance of every obligation of RFC IV with respect thereto, each of which shall remain outstanding and in full force and effect as a representation, warranty, covenant or obligation, as applicable, of RFC III under this Agreement, as amended and restated;

(iv)        AENB, as successor by conversion to Centurion, expressly assumes all outstanding representations, warranties and covenants made by Centurion under the Centurion – RFC III Agreement, and the performance of every obligation of Centurion with respect thereto, each of which shall remain outstanding and in full force and effect as a representation, warranty, covenant or obligation, as applicable, of AENB under this Agreement, as amended and restated; and

(v)        AENB, as successor by merger to FSB, expressly assumes all outstanding representations, warranties and covenants made by FSB under the FSB – RFC IV Agreement, and the performance of every obligation of FSB with respect thereto, each of which shall remain outstanding and in full force and effect as a representation, warranty, covenant or obligation, as applicable, of AENB under this Agreement, as amended and restated;

(vi)        this Agreement does not constitute a novation of (i) any of the obligations arising under or in connection with either of the Original Agreements or (ii) any security interest granted under or in connection with either of the Original Agreements; and

(vii)        Schedule 1 to each of the Centurion – RFC III Agreement and the FSB – RFC IV Agreement shall be incorporated into and made a part of Schedule 1 to this Agreement.

Section 2.02.    Addition of Accounts.

(a)        If (i) the Purchaser is required, pursuant to Section 2.09(a) of the Pooling and Servicing Agreement, to designate additional accounts to the Trust, or (ii) the Purchaser elects, pursuant to Section 2.09(b) of the Pooling and Servicing Agreement, to designate additional accounts to the Trust, then in either case the Purchaser, at its option, may give written notice thereof to the Seller; provided, however, that such notice shall be provided on or before the eighth (8th) Business Day immediately preceding the related addition date. Upon receipt of such notice and on or prior to such addition date, the Seller shall designate sufficient Eligible

Accounts as Aggregate Addition Accounts and shall sell to the Purchaser the Purchased Assets related to such Aggregate Addition Accounts. In addition, at its option and with the consent of the Purchaser, the Seller may designate Eligible Accounts as Aggregate Addition Accounts and sell to the Purchaser the Purchased Assets related to such Aggregate Addition Accounts.

(b)        At its option and with the consent of the Purchaser, the Seller may designate Eligible Accounts as New Accounts and sell to the Purchaser the Purchased Assets related to such New Accounts. The Seller or the Purchaser, each at its option and by written notice to the other party at least ten (10) days in advance, may elect at any time to terminate the inclusion of new accounts which would otherwise be New Accounts as of any Business Day, to suspend any such inclusion as of any Business Day, or to resume any such inclusion as of any Business Day.

(c)        On the Addition Date with respect to any designation of Additional Accounts, such Additional Accounts shall become Accounts, and the Purchaser shall purchase the Seller’s right, title and interest in, to and under the Receivables in such Additional Accounts and the related Purchased Assets as provided in Section 2.01, subject to the satisfaction of the following conditions on such Addition Date:

(i)        as of the Addition Selection Date, such Additional Accounts shall be Eligible Accounts;

(ii)        the Seller shall have delivered to the Purchaser copies of UCC financing statements covering such Additional Accounts, if necessary to perfect the Purchaser’s interest in the Receivables arising therein and the related Purchased Assets;

(iii)        the Seller shall have delivered to the Purchaser all Collections with respect to such Additional Accounts since the Addition Cut-Off Date;

(iv)        as of each of the Addition Cut-Off Date and the Addition Date, no Insolvency Event with respect to the Seller shall have occurred nor shall the sale of the Receivables arising in the Additional Accounts and the related Purchased Assets to the Purchaser have been made in contemplation of the occurrence thereof;

(v)        in the case of Aggregate Addition Accounts, such addition will not have a material adverse effect on the Purchaser;

(vi)        the Seller shall have delivered to the Purchaser an Officer’s Certificate of the Seller, dated the Addition Date, confirming, to the extent applicable and in the Seller’s reasonable belief, the items set forth in clauses (i) through (v) above;

(vii)        in the case of New Accounts, such addition will not cause a Pay-Out Event or a Reinvestment Event under the Pooling and Servicing Agreement;

(viii)        the Seller shall have indicated in its computer files that Receivables created in connection with such Additional Accounts and the related Purchased Assets have been sold to the Purchaser and, in the case of Aggregate Addition Accounts, shall have delivered to the Purchaser the Account Schedule with respect to such Aggregate Addition Accounts; and

(ix)        the Seller and the Purchaser shall have entered into a duly executed, written assignment, substantially in the form of Exhibit A (the “Supplemental Conveyance”).

Section 2.03.    Removal and Deletion of Accounts.

(a)        If an Account becomes a Removed Account, then the Seller shall stop selling to the Purchaser Principal Receivables arising in such Removed Account effective on the Business Day (the “Stop Date”) after the date such Account becomes a Removed Account. Notwithstanding the cessation of the sale to the Purchaser of additional Principal Receivables arising in such Removed Account, Principal Receivables sold to the Purchaser prior to the Stop Date, Collections in respect of such Principal Receivables, Finance Charge Receivables whenever created that accrue in respect of such Principal Receivables, Collections in respect of such Finance Charge Receivables, and Issuer Rate Fees allocable to the foregoing shall continue to be property of the Purchaser available for transfer by the Purchaser to the Trustee pursuant to the Pooling and Servicing Agreement. To the extent that it is not clear to the Seller whether collections relate to a Receivable that was sold to the Purchaser or to a receivable that the Seller did not sell to the Purchaser, the Seller shall allocate payments on each such Removed Account with respect to the principal balance of such Removed Account first to the oldest principal balance of such Removed Account.

(b)        On and after the Stop Date for a Removed Account, the Seller may mark its books and records to indicate that such Account is a Removed Account, but the Seller shall not (i) alter the indication referenced in clause (i) of Subsection 2.01(c) with respect to such Removed Account unless and until such Account becomes a Deleted Account or the Seller has taken such action as is necessary or advisable to cause the interest of the Purchaser in the Purchased Assets to continue to be perfected and of first priority, or (ii) delete such Removed Account from Schedule 1 hereto or any Account Schedule.

(c)        Once a Removed Account becomes a Deleted Account, the Seller shall promptly delete such Deleted Account from Schedule 1 hereto and shall indicate in its computer files that such Deleted Account is no longer an Account.

[END OF ARTICLE II]

ARTICLE III

CONSIDERATION AND PAYMENT

Section 3.01.    Purchase Price.

(a)        The “Purchase Price” for the Receivables in the Initial Accounts existing at the close of business on the Initial Cut-Off Date, and the related Purchased Assets, that were conveyed to the Purchaser under the applicable Original Agreement was payable on the Closing Date, in an amount equal to the fair market value of such Receivables and the related Purchased Assets as mutually agreed upon by the Seller and the Purchaser. This computation of initial purchase price shall assume no reinvestment in new Receivables. The Purchase Price for the Receivables (including Receivables in Additional Accounts) and the related Purchased Assets conveyed to the Purchaser under this Agreement which come into existence after the Initial Cut-Off Date (i) shall be payable on a date (the “Purchase Price Payment Date”) mutually agreed to by the Seller and the Purchaser, but no later than the 15th calendar day (or, if such day is not a Business Day, the next following Business Day) following the calendar month in which such Receivables and the related Purchased Assets are conveyed by the Seller to the Purchaser and (ii) shall be an amount equal to 100% of the aggregate balance of the Principal Receivables so conveyed, adjusted to reflect such factors, if any, as the Seller and the Purchaser mutually agree will result in a Purchase Price determined to be the fair market value of such Principal Receivables and the related Purchased Assets. The Seller hereby acknowledges, and agrees to perform in accordance with, Section 4.03(c) of the Pooling and Servicing Agreement and the related instructions of the Purchaser.

(b)        Notwithstanding any other provision of this Agreement, the Seller shall not be obligated to continue to sell Receivables or other Purchased Assets to the Purchaser to the extent that the Seller is not paid the Purchase Price therefor as provided herein.

Section 3.02. Adjustments to Purchase Price. The Purchase Price shall be reduced on the Purchase Price Payment Date (a “Purchase Price Adjustment”) with respect to any Receivable previously conveyed to the Purchaser by the Seller which is reduced by the Seller or the Servicer because of a rebate, refund, or billing error to an Obligor, other than by reason of a Servicer error. The amount of such reduction shall equal the reduction in the principal balance of such Receivable resulting from the occurrence of such event. In the event that a reduction pursuant to this Section 3.02 causes the Purchase Price to be a negative number, the Seller agrees that, on the Purchase Price Payment Date, the Seller shall pay or cause to be paid to the Purchaser an amount equal to the amount by which the Purchase Price Adjustment exceeds the unadjusted Purchase Price; provided, however, that if the reduction relating to such Purchase Price Adjustment also gives rise to an obligation on the part of the Purchaser as Transferor to make a deposit in the Special Funding Account pursuant to Section 3.09 of the Pooling and Servicing Agreement, then the Seller and the Purchaser hereby agree that the date that the Purchaser is required to make such deposit pursuant to Section 3.09 of the Pooling and Servicing Agreement shall be a Purchase Price Payment Date.

Section 3.03. Use of Name, Logo and Marks. The Seller does hereby grant to the Purchaser a non-exclusive license to use the name “American Express National Bank” and all related identifying trade or service marks, signs, symbols, logos, designs, servicing software, customer lists and other intangibles in connection with the servicing of the Receivables purchased hereunder. The license granted shall be co-extensive with the term of the Agreement.

[END OF ARTICLE III]

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

Section 4.01.    Representations and Warranties of the Seller Relating to the Seller.

(a)        Representations and Warranties.        The Seller hereby represents and warrants to, and agrees with, the Purchaser as of the Closing Date, as of the Bank/RFC Merger Date and on each Addition Date, as applicable, that:

(i)        Organization and Good Standing.        The Seller is (x) in the case of Centurion, a Utah industrial loan company validly existing under the laws of the State of Utah, (y) in the case of FSB, a federal savings bank validly existing under the laws of the United States of America, and (z) in the case of AENB, a national banking association validly existing under the laws of the United States of America, and has, in all material respects, full power and authority to own its properties and conduct its business as presently owned or conducted, and to execute, deliver and perform its obligations under this Agreement.

(ii)        Due Qualification.        The Seller is duly qualified to do business and is in good standing as a foreign corporation or other entity and has obtained all necessary licenses and approvals, in each jurisdiction in which failure to so qualify or to obtain such licenses and approvals would have a material adverse effect on this Agreement or the transactions contemplated hereby or on the ability of the Seller to perform its obligations under this Agreement.

(iii)        Due Authorization.        The execution and delivery by the Seller of this Agreement and any other document or instrument delivered by the Seller pursuant hereto, including any Supplemental Conveyance, to which the Seller is a party and the consummation by the Seller of the transactions provided for in this Agreement and any such Supplemental Conveyance, have been duly authorized by the Seller by all necessary action on the part of the Seller.

(iv)        No Conflict or Violation.        The execution and delivery by the Seller of this Agreement, the performance by the Seller of the transactions contemplated by this Agreement and the fulfillment by the Seller of the terms of this Agreement applicable to the Seller, will not conflict with or violate any Requirements of Law applicable to the Seller or conflict with, result in any breach of any of the material terms and provisions of, or constitute (with or without notice or lapse of time or both) a material default under, any indenture, contract, agreement, mortgage, deed of trust or other instrument to which the Seller is a party or by which it or its properties are bound.

(v)        No Proceedings.        There are no Proceedings or investigations pending or, to the best knowledge of the Seller, threatened, against the Seller before any Governmental Authority (i) asserting the invalidity of this Agreement, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement, (iii) seeking any determination or ruling that, in the reasonable judgment of the Seller, would materially and adversely affect the performance by the Seller of its obligations under this Agreement or (iv) seeking any determination or ruling that, in the reasonable judgment of the Seller, would materially and adversely affect the validity or enforceability of this Agreement.

  (vi)        All Consents.        All authorizations, consents, orders or approvals of or registrations or declarations with any Governmental Authority required to be obtained, effected or given by the Seller in connection with the execution and delivery by the Seller of this Agreement and the performance by the Seller of the transactions contemplated by this Agreement have been duly obtained, effected or given and are in full force and effect.

(b)        Notice of Breach.        The representations and warranties set forth in this Section 4.01 shall survive the sale of the Purchased Assets to the Purchaser. Upon discovery by the Seller or the Purchaser of a breach of any of the foregoing representations and warranties, the party discovering such breach shall give written notice to the other party and the Trustee within three (3) Business Days following such discovery.

Section 4.02. Representations and Warranties of the Seller Relating to the Agreement and the Receivables.

(a)        Representations and Warranties. The Seller hereby represents and warrants to the Purchaser as of the Closing Date with respect to the Initial Accounts (and the Receivables arising therein), and as of the related Addition Date with respect to Additional Accounts (and the Receivables arising therein), that:

  (i)        this Agreement and, in the case of Additional Accounts, the related Supplemental Conveyance, each constitutes a legal, valid and binding obligation of the Seller enforceable against the Seller in accordance with its terms, except as such enforceability may be limited by applicable Debtor Relief Laws or general principles of equity;

  (ii)        as of the Initial Cut-Off Date with respect to the Initial Accounts (and the Receivables arising thereunder), as of the related Addition Cut-Off Date with respect to Aggregate Addition Accounts and as of the Distribution Date immediately succeeding the Monthly Period in which New Accounts were designated with respect to such New Accounts, Schedule 1 to this Agreement, as supplemented to such date, is an accurate and complete listing in all material respects of all the Accounts as of such applicable date, and the information contained therein with respect to the identity of such Accounts and the Receivables existing thereunder is true and correct in all material respects as of such applicable date;

  (iii)        each Receivable conveyed to the Purchaser has been conveyed to the Purchaser free and clear of any Lien (other than any Lien for municipal or other local taxes of the Seller if such taxes are not then due and payable or if the Seller is then contesting the validity thereof in good faith by appropriate proceedings and has set aside on its books adequate reserves with respect thereto);

  (iv)        all authorizations, consents, orders or approvals of or registrations or declarations with any Governmental Authority required to be obtained, effected or given by the Seller in connection with the conveyance of Receivables to the Purchaser have been duly obtained, effected or given and are in full force and effect;

  (v)        this Agreement and, in the case of Additional Accounts, the related Supplemental Conveyance, constitutes a valid sale to the Purchaser of all right, title and interest of the Seller in the Purchased Assets, and such sale is perfected under the UCC;

  (vi)        on the selection date related to its date of designation as an “Account” under the Original Pooling Agreement, with respect to each Initial Account, and on the applicable Addition Selection Date, with respect to each Additional Account, each such Account is an Eligible Account;

  (vii)        on the selection date related to its date of designation as an Account, with respect to each Initial Account, and on the applicable Addition Selection Date, with respect to each Additional Account, each Receivable contained in such Account on such applicable date and sold to the Purchaser by the Seller is an Eligible Receivable;

  (viii)        as of the date of the creation of any new Receivable sold to the Purchaser by the Seller, such Receivable is an Eligible Receivable; and

  (ix)        no selection procedures believed by the Seller to be materially adverse to the interests of the Purchaser or its transferees have been used in selecting such Accounts.

(b)        Notice of Breach. The representations and warranties set forth in this Section 4.02 shall survive the sale of the Purchased Assets to the Purchaser. Upon discovery by either the Seller or the Purchaser of a breach of any of the representations and warranties set forth in this Section 4.02, the party discovering such breach shall give written notice to the other party and the Trustee within three (3) Business Days following such discovery. The Seller hereby acknowledges that the Purchaser intends to rely on the representations hereunder in connection with representations made by the Purchaser to secured parties, assignees or subsequent transferees, including transfers made by the Purchaser to the Trustee pursuant to the Pooling and Servicing Agreement, and the Seller hereby consents to such reliance.

Section 4.03. Representations and Warranties of the Purchaser. As of the Closing Date, as of the Bank/RFC Merger Date and as of each Addition Date, the Purchaser hereby represents and warrants to, and agrees with, the Seller that:

(a)        Organization and Good Standing. The Purchaser is a limited liability company duly formed and validly existing under the laws of the State of Delaware, and has, in all material respects, full power and authority to own its properties and conduct its business as such properties are presently owned and such business is presently conducted, and to execute, deliver and perform its obligations under this Agreement.

(b)        Due Authorization. The execution and delivery by the Purchaser of this Agreement and any other document or instrument delivered pursuant hereto, including any Supplemental Conveyance, to which the Purchaser is a party, and the consummation by the

Purchaser of the transactions provided for in this Agreement and any such Supplemental Conveyance, have been duly authorized by the Purchaser by all necessary company action on the part of the Purchaser.

(c)        No Conflict or Violation. The execution and delivery by the Purchaser of this Agreement, the performance by the Purchaser of the transactions contemplated by this Agreement and the fulfillment by the Purchaser of the terms of this Agreement applicable to the Purchaser, will not conflict with or violate any Requirements of Law applicable to the Purchaser or conflict with, result in any breach of any of the material terms and provisions of, or constitute (with or without notice or lapse of time or both) a material default under, any indenture, contract, agreement, mortgage, deed of trust or other instrument to which the Purchaser is a party or by which it or any of its properties are bound.

(d)        No Proceedings. There are no Proceedings or investigations pending or, to the best knowledge of the Purchaser, threatened, against the Purchaser, before any Governmental Authority (i) asserting the invalidity of this Agreement, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement, (iii) seeking any determination or ruling that, in the reasonable judgment of the Purchaser, would materially and adversely affect the performance by the Purchaser of its obligations under this Agreement or (iv) seeking any determination or ruling that, in the reasonable judgment of the Purchaser, would materially and adversely affect the validity or enforceability of this Agreement.

(e)        All Consents. All authorizations, consents, orders or approvals of or registrations or declarations with any Governmental Authority required to be obtained, effected or given by the Purchaser in connection with the execution and delivery by the Purchaser of this Agreement and the performance by the Purchaser of the transactions contemplated by this Agreement have been duly obtained, effected or given and are in full force and effect.

The representations and warranties set forth in this Section 4.03 shall survive the sale of the Purchased Assets to the Purchaser. Upon discovery by the Seller or the Purchaser of a breach of any of the foregoing representations and warranties, the party discovering such breach shall give written notice to the other party and the Trustee within three (3) Business Days following such discovery.

[END OF ARTICLE IV]

ARTICLE V

COVENANTS

Section 5.01. Covenants of the Seller. The Seller hereby covenants and agrees with the Purchaser as follows:

(a)        Receivables Not To Be Evidenced by Instruments.  Except in connection with its enforcement or collection of an Account, the Seller will take no action to cause any Receivable sold to the Purchaser hereunder to be evidenced by any instrument (as defined in the UCC), and if any Receivable is so evidenced as a result of any action by the Seller, it shall be deemed to be a Receivable described in Subsection 6.01(a) and shall be reassigned to the Seller in accordance with Subsection 6.01(b).

(b)        Security Interests.  Except for the conveyances hereunder, the Seller will not sell, pledge, assign or transfer to any other Person, or take any other action inconsistent with the Purchaser’s ownership of, the Purchased Assets, or grant, create, incur, assume or suffer to exist any Lien arising through or under the Seller on any Purchased Asset or any interest therein (other than any Lien for municipal or other local taxes of the Seller if such taxes are not then due and payable or if the Seller is then contesting the validity thereof in good faith by appropriate proceedings and has set aside on its books adequate reserves with respect thereto), and the Seller shall not claim any ownership interest in any Purchased Asset and shall defend the right, title and interest of the Purchaser in, to and under the Purchased Assets against all claims of third parties claiming through or under the Seller.

(c)        Account Allocations.  If a Transfer Restriction Event occurs, the Seller agrees (except as prohibited by any such order or any Requirement of Law) to allocate and pay to the Purchaser, after the date of such Transfer Restriction Event, all Collections with respect to Principal Receivables previously sold to the Purchaser. To the extent that it is not clear to the Seller whether collections relate to a Receivable that was sold to the Purchaser or to a receivable that the Seller is unable to sell to the Purchaser, the Seller agrees that it shall allocate payments on each Account with respect to the principal balance of such Account first to the oldest principal balance of such Account. Notwithstanding any cessation of the sale to the Purchaser of additional Principal Receivables, Principal Receivables sold to the Purchaser prior to the occurrence of the Transfer Restriction Event, Collections in respect of such Principal Receivables, Finance Charge Receivables whenever created that accrue in respect of such Principal Receivables, Collections in respect of such Finance Charge Receivables, and Issuer Rate Fees allocable to the foregoing shall continue to be property of the Purchaser available for transfer by the Purchaser to the Trustee pursuant to the Pooling and Servicing Agreement.

(d)        Delivery of Collections.  In the event that the Seller receives Collections or any other amounts in respect of the Purchased Assets sold to the Purchaser hereunder, the Seller agrees to pay to the Purchaser (or to the Servicer or the Trustee if the Purchaser so directs) all such Collections and other amounts promptly after receipt thereof.

(e)        Notice of Liens.  The Seller shall notify the Purchaser promptly after becoming aware of any Lien arising through or under the Seller on any Purchased Asset other than the conveyances hereunder.

(f)        Issuer Rate Fees.  On each Distribution Date, the Seller shall pay to the Purchaser, in immediately available funds, the amount of Issuer Rate Fees allocable to the Receivables. Such amount of Issuer Rate Fees shall be equal to the sum of (i) the product of (A) the rate at which issuer rate fees accrued to the Seller during the second preceding Monthly Period on credit accounts owned by the Seller, multiplied by (B) a fraction, (I) the numerator of which is the aggregate amount of cardholder charges in all credit accounts owned by the Seller, excluding balance transfer transactions, purchases made by convenience checks, cash advances, certain ineligible products and services offered by American Express Travel Related Services Company, Inc. or any affiliate or subsidiary thereof, and all other transactions on which issuer rate fees did not accrue to the Seller, in each case with respect to such Monthly Period, and (II) the denominator of which is the aggregate amount of cardholder charges in all credit accounts owned by the Seller with respect to such Monthly Period, multiplied by (C) new Principal Receivables that arose during such Monthly Period in the Accounts that constitute credit accounts, plus (ii) the product of (A) the rate at which issuer rate fees accrued to the Seller during the second preceding Monthly Period on charge accounts or lines of credit owned by the Seller, multiplied by (B) a fraction, (I) the numerator of which is the aggregate amount of obligor charges on all charge accounts or lines of credit owned by the Seller, excluding balance transfer transactions, purchases made by convenience checks, cash advances, certain ineligible products and services offered by American Express Travel Related Services Company, Inc. or any affiliate or subsidiary thereof, and all other transactions on which issuer rate fees did not accrue to the Seller, in each case with respect to such Monthly Period, and (II) the denominator of which is the aggregate amount of obligor charges on all charge accounts or lines of credit owned by the Seller with respect to such Monthly Period, multiplied by (C) new Principal Receivables that arose during such Monthly Period in the Accounts that constitute charge accounts or lines of credit.

(g)        Documentation of Transfer.  The Seller shall timely file in all appropriate filing offices the documents which are necessary or advisable to perfect and maintain the perfection of the sale of the Purchased Assets to the Purchaser.

(h)        Periodic Rate Finance Charges.  Except (i) as otherwise required by any Requirements of Law or (ii) as is deemed by the Seller to be necessary in order for it to maintain its credit or charge business or a program operated by such credit or charge business on a competitive basis based on a good faith assessment by it of the nature of the competition with respect to such credit or charge business or such program, the Seller shall not at any time reduce the annual percentage rate of the Periodic Rate Finance Charges assessed on the Receivables or take any other action with respect to any of the Accounts if, as a result of any such action, the Seller’s reasonable expectation is that such action will cause a Pay-Out Event or a Reinvestment Event to occur under the Pooling and Servicing Agreement based on the insufficiency of Portfolio Yield or any similar test. In addition, except as otherwise required by any Requirements of Law, the Seller shall not at any time reduce the annual percentage rate of the Periodic Rate Finance Charges assessed on the Receivables or take any other action with respect to any of the Accounts if, as a result of any such action, the Seller’s reasonable expectation is that such action will cause the Portfolio Yield under the Pooling and Servicing Agreement to be less than the then-current highest Average Rate for any Group.

(i)        Account Agreements and Guidelines.  Subject to compliance with all Requirements of Law and paragraph (h) above, the Seller may change the terms and provisions of the Account Agreements or the Credit Guidelines applicable to the Accounts in any respect (including the calculation of the amount or the timing of charge-offs and the Periodic Rate Finance Charges to be assessed thereon). Notwithstanding the above, unless required by Requirements of Law or as permitted by paragraph (h) above, the Seller will not take any action with respect to such Account Agreements or such Credit Guidelines which, at the time of such action, the Seller reasonably believes will have a material adverse effect on the Purchaser.

(j)        Name and Type and Jurisdiction of Organization.  The Seller shall not change its name or its type or jurisdiction of organization without previously having delivered to the Purchaser an opinion of counsel to the effect that all actions have been taken, and all filings have been made, as are necessary to continue and maintain the first-priority perfected ownership interest of the Purchaser in the Purchased Assets.

(k)        Annual Opinion.  On or before March 31st of each calendar year, commencing March 31, 2019, the Seller shall deliver to the Purchaser, with a copy to the Trustee, an opinion of counsel to the effect that (i) no further action with respect to the recording or filing of any financing statements, any amendments to financing statements, or any other documents or filings is then necessary to perfect the ownership interest of the Purchaser in the Purchased Assets, and (ii) no further action with respect to the recording or filing of any financing statements, any amendments to financing statements, or any other documents or filings will be necessary prior to March 31st of the next calendar year to perfect the ownership interest of the Purchaser in the Purchased Assets or stating what such filings will be necessary prior to such March 31st.

(l)        Asset Representations Review.  The Seller shall (i) cooperate with the Asset Representations Reviewer in creating and, from time to time, reviewing procedures for an Asset Representations Review, and (ii) cooperate with the Servicer to provide the Asset Representations Reviewer with reasonable access to information upon the initiation of an Asset Representations Review pursuant to Section 4.08(a) of the Pooling and Servicing Agreement. Following the completion of an Asset Representations Review and the delivery of the related report by the Asset Representations Reviewer, the Purchaser will provide a copy of such report to the Seller. The Seller shall determine whether any noncompliance with the Covered Representations constitutes a breach of any of such Covered Representations and shall provide notice of such determination to the Purchaser, the Servicer and the Trustee.

(m)        Asset Representations Reviewer Fees and Expenses.  At the direction of the Purchaser, the Seller shall pay, or shall reimburse the Purchaser for the payment of, the fees and expenses payable to the Asset Representations Reviewer pursuant to the Asset Representations Review Agreement.

(n)        Resolution of Repurchase Disputes.  The Seller shall cooperate with the Requesting Party in connection with any dispute resolution proceeding commenced pursuant to

Section 4.09 of the Pooling and Servicing Agreement and shall comply with any obligations of the “Representing Party” applicable to it thereunder. The Purchaser hereby agrees to provide the Seller with the opportunity to exercise any rights of the Purchaser pursuant to the Pooling and Servicing Agreement with respect to any dispute resolution proceeding commenced pursuant to Section 4.09 of the Pooling and Servicing Agreement to the extent the related dispute relates to the representations and warranties of the Seller contained in Section 4.02.

[END OF ARTICLE V]

ARTICLE VI

REPURCHASE OBLIGATION

Section 6.01.    Reassignment of Ineligible Receivables.

(a)        In the event any representation or warranty under Subsection 4.02(a)(ii), (iii), (iv), (vi), (vii) or (viii) is not true and correct in any material respect as of the date specified therein with respect to any Receivable or the related Account and as a result of such breach the Purchaser is required under Subsection 2.05(a) of the Pooling and Servicing Agreement to accept reassignment of such Receivables previously sold by the Seller to the Purchaser pursuant to this Agreement, the Seller shall accept reassignment of such Receivables on the terms and conditions set forth in Subsection 6.01(b).

(b)        The Seller shall accept reassignment of any Receivables described in Subsection 6.01(a) from the Purchaser on the date on which such Receivables are reassigned to the Purchaser pursuant to Subsection 2.05(a) of the Pooling and Servicing Agreement, and shall pay for such reassigned Receivables by paying to the Purchaser in immediately available funds an amount equal to the unpaid balance of such Receivables. Upon reassignment of such Receivables, the Purchaser shall automatically and without further action sell, transfer, assign, set-over and otherwise convey to the Seller, without recourse, representation or warranty, all the right, title and interest of the Purchaser in and to such Receivables, all Insurance Proceeds, Issuer Rate Fees and Recoveries allocable to such Receivables, all monies due or to become due and all amounts received or receivable with respect thereto, all Collections with respect thereto, and all proceeds (including “proceeds” as defined in the UCC) thereof. Such reassigned Receivables shall be treated by the Purchaser as collected in full as of the date on which they were reassigned. The Purchaser shall execute such documents and instruments of transfer or assignment and take such other actions as shall reasonably be requested by the Seller to effect the conveyance of such Receivables and other property pursuant to this Subsection.

Section 6.02.    Reassignment of Other Receivables.

(a)        In the event any representation or warranty set forth in Subsection 4.01(a) or (c) or Subsection 4.02(a)(i) or (v) is not true and correct in any material respect and as a result of such breach the Purchaser is required under Section 2.06 of the Pooling and Servicing Agreement to accept a reassignment of all of the Receivables previously sold by the Seller to the Purchaser pursuant to this Agreement, the Seller shall accept a reassignment of such Receivables on the terms and conditions set forth in Subsection 6.02(b).

(b)        The Seller shall accept reassignment of any Receivables described in Subsection 6.02(a) from the Purchaser on the date on which such Receivables are reassigned to the Purchaser, and shall pay for such reassigned Receivables by paying to the Purchaser, not later than 11:00 a.m., New York City time, on the first Transfer Date following the Monthly Period in which such reassignment obligation arises, an amount equal to the unpaid balance of such Receivables. Upon reassignment of such Receivables, the Purchaser shall automatically and without further action sell, transfer, assign, set-over and otherwise convey to the Seller, without recourse, representation or warranty, all the right, title and interest of the Purchaser in and to such Receivables, all Insurance Proceeds, Issuer Rate Fees and Recoveries allocable to such Receivables, all monies due or to become due and all amounts received or receivable with respect thereto, all Collections with respect thereto, and all proceeds (including “proceeds” as defined in the UCC) thereof. Such reassigned Receivables shall be treated by the Purchaser as collected in full as of the date on which they were reassigned. The Purchaser shall execute such documents and instruments of transfer or assignment and take such other actions as shall reasonably be requested by the Seller to effect the conveyance of such Receivables and other property pursuant to this Section.

[END OF ARTICLE VI]

ARTICLE VII

CONDITIONS PRECEDENT

Section 7.01. Conditions to the Purchaser’s Obligations Regarding Initial Receivables. The obligations of the Purchaser to purchase the Receivables in the Initial Accounts on the Closing Date shall be subject to the satisfaction of the following conditions:

(a)        all representations and warranties of the Seller contained in this Agreement shall be true and correct on the Closing Date with the same effect as though such representations and warranties had been made on such date (except that, to the extent any such representation or warranty expressly relates to an earlier date, such representation or warranty was true and correct on such earlier date);

(b)        all information concerning the Initial Accounts provided to the Purchaser shall be true and correct as of the Initial Cut-Off Date in all material respects;

(c)        The Seller shall have (i) delivered to the Purchaser a true and correct Account Schedule with respect to the Initial Accounts, and (ii) performed all other obligations required to be performed by the Seller on or before the Closing Date by the provisions of this Agreement;

(d)        The Seller shall have recorded and filed, at its expense, any financing statement with respect to the Purchased Assets meeting the requirements of applicable law in such manner and in such jurisdictions as are necessary to perfect the sale of the Purchased Assets from the Seller to the Purchaser, and shall deliver a file-stamped copy of such financing statements or other evidence of such filings to the Purchaser; and

(e)        all corporate and legal proceedings and all instruments in connection with the transactions contemplated by this Agreement shall be satisfactory in form and substance to the Purchaser, and the Purchaser shall have received from the Seller copies of all documents (including records of corporate proceedings) relevant to the transactions herein contemplated as the Purchaser may reasonably have requested.

Section 7.02. Conditions Precedent to the Seller’s Obligations. The obligations of the Seller to sell the Receivables in the Initial Accounts on the Closing Date shall be subject to the satisfaction of the following conditions:

(a) all representations and warranties of the Purchaser contained in this Agreement shall be true and correct on the Closing Date with the same effect as though such representations and warranties had been made on such date (except that, to the extent any such representation or warranty expressly relates to an earlier date, such representation or warranty was true and correct on such earlier date);

(b) payment or provision for payment of the Purchase Price in accordance with Section 3.01 hereof shall have been made; and

(c) all company and legal proceedings and all instruments in connection with the transactions contemplated by this Agreement shall be satisfactory in form and substance to the Seller, and the Seller shall have received from the Purchaser copies of all documents (including records of company proceedings) relevant to the transactions herein contemplated as the Seller may reasonably have requested.

[END OF ARTICLE VII]

ARTICLE VIII

TERM AND PURCHASE TERMINATION

Section 8.01.    Term. This Agreement shall commence as of the date of execution and delivery hereof and shall continue at least until the earlier of (i) the termination of the Trust as provided in Article XII of the Pooling and Servicing Agreement and (ii) the Pooling and Servicing Agreement being amended for the purpose of replacing the Purchaser as Transferor under the Pooling and Servicing Agreement. Thereafter this Agreement may be terminated by the mutual agreement of the parties hereto.

Section 8.02. Purchase Termination. If (i) the Seller shall file a petition or commence a Proceeding (A) to take advantage of any bankruptcy, conservatorship, receivership, insolvency, or similar laws or (B) for the appointment of a trustee, conservator, receiver, liquidator, or similar official for or relating to the Seller or all or substantially all of its property, (ii) the Seller shall consent or fail to object to any such petition filed or Proceeding commenced against or with respect to it or all or substantially all of its property, or any such petition or Proceeding shall not have been dismissed within sixty (60) days of its filing or commencement, or a court, agency, or other supervisory authority with jurisdiction shall have decreed or ordered relief with respect to any such petition or Proceeding, (iii) the Seller shall be unable, or shall admit in writing its inability, to pay its debts generally as they become due, (iv) the Seller shall make an assignment for the benefit of its creditors or (v) the Seller shall voluntarily suspend payment of its obligations (each, an “Insolvency Event”); then the Seller shall immediately cease to sell Principal Receivables to the Purchaser and shall promptly give notice to the Purchaser and the Trustee of such Insolvency Event. Notwithstanding any cessation of the sale to the Purchaser of additional Principal Receivables, Principal Receivables sold to the Purchaser prior to the occurrence of such Insolvency Event, Collections in respect of such Principal Receivables, Finance Charge Receivables whenever created that accrue in respect of such Principal Receivables, Collections in respect of such Finance Charge Receivables, and Issuer Rate Fees allocable to the foregoing shall continue to be property of the Purchaser available for transfer by the Purchaser to the Trustee pursuant to the Pooling and Servicing Agreement. To the extent that it is not clear to the Seller whether collections relate to a Receivable that was sold to the Purchaser or to a receivable that the Seller has not sold to the Purchaser, the Seller agrees that it shall allocate payments on each Account with respect to the principal balance of such Account first to the oldest principal balance of such Account.

[END OF ARTICLE VIII]

ARTICLE IX

MISCELLANEOUS PROVISIONS

Section 9.01. Amendment.    This Agreement may not be changed orally, but only by an instrument in writing signed by the Purchaser and the Seller in accordance with this Section 9.01; provided, however, that no amendment shall be effective unless (x) the Seller and the Purchaser have given prior notice to the Trustee and each Rating Agency, and (y) written confirmation has been received by the Purchaser from each Rating Agency that such amendment will not result in the reduction or withdrawal of the respective ratings of such Rating Agency for any securities issued by the Trust; provided, further, that the Seller shall have delivered to the Purchaser an Officer’s Certificate of the Seller, dated the date of such action, stating that the Seller reasonably believes that such action will not cause a Pay-Out Event or a Reinvestment Event. Any conveyance (including any Supplemental Conveyance) or reassignment executed in accordance with the provisions hereof shall not be considered to be an amendment to this Agreement. A copy of any amendment to this Agreement shall be sent to each Rating Agency.

Section 9.02. Governing Law.    THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Section 9.03.    Notices. All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by certified mail, return receipt requested and postage prepaid, to (a) in the case of AENB, American Express National Bank, 4315 South 2700 West, Room 1900, Mail Code 02-01-50, Salt Lake City, Utah 84184, Attention: President (facsimile: 801-945-4711), (b) in the case of RFC III, American Express Receivables Financing Corporation III LLC, 4315 South 2700 West, Room 1100, Mail Code 02-01-46, Salt Lake City, Utah 84184, Attention: President (facsimile: 801-945-4712) and (c) in the case of the Trustee, The Bank of New York Mellon, 101 Barclay Street, Floor 7 West, New York, New York 10286, Attention: Corporate Trust Administration – Asset Backed Securities (facsimile: 212-815-3883); or, as to each party, at such other address as shall be designated by such party in a written notice to each other party in accordance with this Section 9.03.

Section 9.04. Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall for any reason whatsoever be held invalid, then such covenants, agreements, provisions, or terms shall be deemed severable from the remaining covenants, agreements, provisions, and terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

Section 9.05. Assignment. Notwithstanding anything to the contrary contained herein, other than the Purchaser’s assignment of its right, title, and interest in, to, and under this Agreement to the Trustee as contemplated by the Pooling and Servicing Agreement and Section 9.06 hereof, this Agreement may not be assigned by the parties hereto; provided, however, that the Seller shall have the right to assign its right, title and interest in, to and under this Agreement to (a) any successor by merger assuming this Agreement or (b) to any other entity; provided, further, that (x) in the case of an assignment pursuant to clauses (a) and (b), the Seller has given ten (10) days prior notice to the Purchaser, the Trustee and each Rating Agency, and (y) in the case of an assignment pursuant to clause (b), written confirmation has been received by the Purchaser and the Trustee from each Rating Agency that such assignment will not result in the reduction or withdrawal of the respective ratings of such Rating Agency for any securities issued by the Trust.

Section 9.06.    Acknowledgement and Agreement of the Seller. By execution below, the Seller expressly acknowledges and agrees that all of the Purchaser’s right, title, and interest in, to, and under this Agreement, including all of the Purchaser’s right, title, and interest in and to the Purchased Assets, may be assigned by the Purchaser to the Trustee, and the Seller consents to such assignment. The Seller further agrees that notwithstanding any claim, counterclaim, right of setoff or defense which it may have against the Purchaser, due to a breach by the Purchaser of this Agreement or for any other reason, and notwithstanding the bankruptcy of the Purchaser or any other event whatsoever, the Seller’s sole remedy shall be a claim against the Purchaser for money damages, and then only to the extent of funds available to the Purchaser, and in no event shall the Seller assert any claim on or any interest in the Purchased Assets or take any action which would reduce or delay receipt by the Trustee of Collections with respect to the Purchased Assets. Additionally, the Seller agrees that any amounts payable by the Seller to the Purchaser hereunder which are to be paid by the Purchaser to the Trustee or the Servicer shall be paid by the Seller directly to the Trustee or the Servicer, as applicable, as assignee of the Purchaser.

Section 9.07.    Further Assurances. The Purchaser and the Seller agree to do and perform, from time to time, any and all acts and to execute any and all further instruments required or reasonably requested by the other party or the Trustee more fully to effect the purposes of this Agreement, including the execution of any financing statements or amendments thereto or equivalent documents relating to the Purchased Assets for filing under the provisions of the UCC or other law of any applicable jurisdiction.

Section 9.08.    No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Purchaser or the Seller, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exhaustive of any rights, remedies, powers and privileges provided by law.

Section 9.09.    Counterparts. This Agreement may be executed in two or more counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument.

Section 9.10.    Binding; Third-Party Beneficiaries. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. The Trust and the Trustee shall be considered third-party beneficiaries of this Agreement.

Section 9.11. Merger and Integration. Except as specifically stated otherwise herein, this Agreement sets forth the entire understanding of the parties relating to the subject matter hereof, and all prior understandings, written or oral, are superseded by this Agreement. This Agreement may not be modified, amended, waived or supplemented except as provided herein.

Section 9.12.    Headings. The headings are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.

Section 9.13.    Schedules and Exhibits. The schedules and exhibits attached hereto and referred to herein shall constitute a part of this Agreement and are incorporated into this Agreement for all purposes.

Section 9.14.    Survival of Representations and Warranties. All representations, warranties and agreements contained in this Agreement or contained in any Supplemental Conveyance shall remain operative and in full force and effect and shall survive conveyance of the Purchased Assets by the Purchaser to the Trustee pursuant to the Pooling and Servicing Agreement.

Section 9.15.    Nonpetition Covenant. Notwithstanding any prior termination of this Agreement, the Seller shall not, prior to the date which is one year and one day after the termination of this Agreement, acquiesce, petition or otherwise invoke or cause the Purchaser or the Trust to invoke the process of any Governmental Authority for the purpose of commencing or sustaining a case against the Purchaser or the Trust under any Debtor Relief Law or appointing a receiver, conservator, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Purchaser or the Trust or any substantial part of its property or ordering the winding-up or liquidation of the affairs of the Purchaser or the Trust.

[END OF ARTICLE IX]

IN WITNESS WHEREOF, the Purchaser and the Seller have caused this Amended and Restated Receivables Purchase Agreement to be duly executed by their respective officers as of the date first above written.

AMERICAN EXPRESS NATIONAL BANK

By:	/s/ Denise D. Roberts
	Name:	Denise D. Roberts
	Title:	Chief Financial Officer and Treasurer

AMERICAN EXPRESS RECEIVABLES FINANCING CORPORATION III LLC

By:	/s/ Denise D. Roberts
Name: Denise D. Roberts
Title: President

Acknowledged and Accepted by:

THE BANK OF NEW YORK MELLON,

as Trustee

By:	/s/ Michael D. Commisso
Name: Michael D. Commisso
Title: Vice President

EXHIBIT A

FORM OF SUPPLEMENTAL CONVEYANCE

(As required by Section 2.02 of

the Receivables Purchase Agreement)

SUPPLEMENTAL CONVEYANCE No. [        ], dated as of [                ], by and between AMERICAN EXPRESS NATIONAL BANK, a national banking association (together with its permitted successors and assigns, “AENB” or the “Seller”), and AMERICAN EXPRESS RECEIVABLES FINANCING CORPORATION III LLC, a Delaware limited liability company (together with its permitted successors and assigns, “RFC III” or the “Purchaser”), pursuant to the Receivables Purchase Agreement referred to below.

W I T N E S S E T H:

WHEREAS, the Seller and the Purchaser are parties to an Amended and Restated Receivables Purchase Agreement, dated as of April 1, 2018 (hereinafter as such agreement may have been, or may from time to time be, amended, supplemented or otherwise modified, the “Receivables Purchase Agreement”);

WHEREAS, pursuant to the Receivables Purchase Agreement, the Seller wishes to designate Aggregate Addition Accounts to be included as Accounts and the Seller wishes to convey its right, title and interest in the Receivables of such Aggregate Addition Accounts, whether existing on the Addition Cut-Off Date or thereafter created, to the Purchaser pursuant to the Receivables Purchase Agreement; and

WHEREAS, the Purchaser is willing to accept such designation and conveyance subject to the terms and conditions hereof.

NOW, THEREFORE, the Seller and the Purchaser hereby agree as follows:

1.        Defined Terms. All capitalized terms used herein shall have the meanings ascribed to them in the Receivables Purchase Agreement unless otherwise defined herein.

“Addition Date” shall mean, with respect to the Aggregate Addition Accounts, [                ].

“Addition Cut-Off Date” shall mean, with respect to the Aggregate Addition Accounts, [                ].

“Additional Purchased Assets” shall have the meaning set forth in Subsection 3(a).

“Aggregate Addition Accounts” shall mean the Aggregate Addition Accounts, as defined in the Receivables Purchase Agreement, that are designated hereby and listed on Schedule 1 hereto. [To be modified for New Accounts.]

2.        Designation of Aggregate Addition Accounts. The Seller delivers herewith an Account Schedule containing a true and complete list of the Aggregate Addition Accounts. Such Account Schedule is incorporated into and made part of this Supplemental Conveyance, shall be Schedule 1 to this Supplemental Conveyance and shall supplement Schedule 1 to the Receivables Purchase Agreement. [To be modified for New Accounts.]

3.        Conveyance of Receivables.

(a)        The Seller does hereby sell, transfer, assign, set over and otherwise convey to the Purchaser, without recourse except as provided in the Receivables Purchase Agreement, all of its right, title and interest, whether now owned or hereafter acquired, in, to and under the Receivables arising in the Aggregate Addition Accounts (including Related Accounts and Transferred Accounts with respect to such Aggregate Addition Accounts), existing at the close of business on the Addition Cut-Off Date and thereafter created, all Insurance Proceeds, Issuer Rate Fees and Recoveries allocable to such Receivables, all monies due or to become due and all amounts received or receivable with respect thereto, all Collections with respect thereto, and all proceeds (including “proceeds” as defined in the UCC) thereof (collectively, the “Additional Purchased Assets”).

(b)        In connection with such sale and if necessary, the Seller agrees to record and file, at its own expense, one or more financing statements (and amendments with respect to such financing statements when applicable) with respect to the Additional Purchased Assets meeting the requirements of applicable state law in such manner and in such jurisdictions as are necessary to perfect the sale of the Additional Purchased Assets to the Purchaser, and to deliver a file-stamped copy of such financing statements or amendments or other evidence of such filing to the Purchaser.

(c)        In connection with such sale, the Seller further agrees, at its own expense, on or prior to the date of this Supplemental Conveyance, to indicate in the appropriate computer files that all Receivables created in connection with the Aggregate Addition Accounts and the related Additional Purchased Assets have been conveyed to the Purchaser pursuant to this Supplemental Conveyance.

(d)        The parties hereto intend that the conveyance of the Seller’s right, title and interest in and to the Additional Purchased Assets shall constitute an absolute sale, conveying good title free and clear of any liens, claims, encumbrances or rights of others from the Seller to the Purchaser. It is the intention of the parties hereto that the arrangements with respect to the Additional Purchased Assets shall constitute a purchase and sale of such Additional Purchased Assets and not a loan, including for accounting purposes. In the event, however, that it were to be determined that the transactions evidenced hereby constitute a loan and not a purchase and sale, it is the intention of the parties hereto that this Supplemental Conveyance shall constitute a security agreement under applicable law, and that the Seller shall be deemed to have granted, and the Seller does hereby grant, to the Purchaser a first priority perfected security interest in all of the Seller’s right, title and interest, whether now owned or hereafter acquired, in, to and under the Additional Purchased Assets to secure the obligations of the Seller hereunder and under the Receivables Purchase Agreement.

(e)        To the extent that the Seller retains any interest in the Additional Purchased Assets, the Seller hereby grants to the Trustee a security interest in all of the Seller’s right, title and interest, whether now owned or hereafter acquired, in, to and under the Additional Purchased Assets, to secure the performance of all of the obligations of the Seller hereunder, under the Receivables Purchase Agreement and under the Pooling and Servicing Agreement. With respect to such security interest and such collateral, the Trustee shall have all of the rights that it has under the Pooling and Servicing Agreement. The Trustee shall also have all of the rights of a secured creditor under the UCC.

4.        Acceptance by the Purchaser. The Purchaser hereby acknowledges that, prior to or simultaneously with the execution and delivery of this Supplemental Conveyance, the Seller delivered to the Purchaser the Account Schedule described in Section 2 of this Supplemental Conveyance with respect to all Additional Accounts. [To be modified for New Accounts.]

5.        Representations and Warranties of the Seller. The Seller hereby acknowledges on the Addition Date that it makes the representations and warranties in Sections 4.01 and 4.02 of the Receivables Purchase Agreement with respect to the Aggregate Addition Accounts.

6.        Ratification of the Receivables Purchase Agreement. The Receivables Purchase Agreement is hereby ratified, and all references to the “Receivables Purchase Agreement,” to “this Agreement” and “herein” shall be deemed from and after the Addition Date to be a reference to the Receivables Purchase Agreement as supplemented and amended by this Supplemental Conveyance. Except as expressly amended hereby, all the representations, warranties, terms, covenants and conditions of the Receivables Purchase Agreement shall remain unamended and shall continue to be, and shall remain, in full force and effect in accordance with its terms and except as expressly provided herein shall not constitute or be deemed to constitute a waiver of compliance with or consent to non-compliance with any term or provision of the Receivables Purchase Agreement.

7.        Counterparts. This Supplemental Conveyance may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

8.        GOVERNING LAW. THIS SUPPLEMENTAL CONVEYANCE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

IN WITNESS WHEREOF, the Purchaser and the Seller have caused this Supplemental Conveyance to be duly executed and delivered by their respective duly authorized officers on the date first above written.

AMERICAN EXPRESS NATIONAL BANK

By:
Name:
Title:

AMERICAN EXPRESS RECEIVABLES FINANCING CORPORATION III LLC

By:
Name:
Title:

Acknowledged and Accepted by:

THE BANK OF NEW YORK MELLON,

as Trustee

By:
Name:
Title:

Schedule 1 to

Supplemental

Conveyance

AGGREGATE ADDITION ACCOUNTS

Schedule 1

LIST OF ACCOUNTS

[Delivered]

I-1